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                                                                     Exhibit 8.1





                                                                             TOTAL PAID-IN
                                                         JURISDICTION OF    CAPITAL OF SUCH     DIRECT EQUITY
NAME OF SUBSIDIARY                  MAIN BUSINESS        INCORPORATION          ENTITY            INTEREST
------------------                  -------------        ---------------     ---------------    ------------

Hui Ying Investment, Ltd.             Investment         Taiwan, ROC          NT$500,000,000        100%

Joytech Co., Ltd.                     Systems Solutions  Taiwan, ROC          NT$18,500,000        92.5%
Macronix America, Inc.                Sales and          California, USA      US$100,000            100%
                                      marketing
Macronix Europe N.V.                  Sales and          Belgium              EUR 62,000            100%
                                      marketing
Macronix (B.V.I.) Co., Ltd.           Investment         British Virgin       US$138,647,126        100%
                                                         Islands
New Trend Technology Inc.             IC design          California, USA      US$23,000,000         100%
Wedgewood International Ltd.          Investment         British Virgin       US$15,010,000         100%
                                                         Islands
Macronix Pte Ltd.                     Sales and          Singapore            US$100,000            100%
                                      marketing
Kang Bao Investment Inc.              Investment         Taiwan, ROC          NT$500,000,000        100%
Rui Hong Investment Inc.              Investment         Taiwan, ROC          NT$500,000,000        100%
Magic Pixel Inc.                      IC design          Taiwan, ROC          NT$50,000,000         100%